Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, MI 48071 248-291-1210

Tuesday, March 13, 2018

CONTACT:          Joe Dorame, Joe Diaz & Robert Blum

Lytham Partners, LLC

602-889-9700

InfuSystem Holdings, Inc. Reports Fourth quarter and FISCAL YEAR 2017 REsults

The Company reduced net debt (a non-GAAP financial measure) by $8.5 million to $25.5 million during 2017 and announces one million share repurchase program

MADISON HEIGHTS, MICHIGAN, March 13, 2018—InfuSystem Holdings, Inc. (NYSE American LLC: INFU), a leading national provider of infusion pumps and related services for the healthcare industry in the United States and Canada, reported financial results today for the fourth quarter and full year ended December 31, 2017.

Fourth Quarter and Full Year 2017 Highlights:

●

Net revenues totaled $18.9 million, an increase of 12% over the fourth quarter of 2016. Net revenues totaled $71.1 million, an increase of 1%, over fiscal year 2016, despite the negative pricing impact of the SE1609 announcement by the Centers for Medicare and Medicaid Services (“CMS”) in July 2016;

●

Income tax expense for the fourth quarter of 2017 includes the “non-cash expense” impact of $17.0 million for income tax expense, including: (i) $11.4 million for a valuation allowance; and (ii) $5.6 million for the cumulative effect of changes in the federal tax rates from 34% to 21%, in determining deferred tax assets and liabilities recorded in connection with the 2017 Tax Act;

●

Net loss was $18.0 million, or $0.79 loss per diluted share, compared to fourth quarter 2016 net loss of $0.5 million, or $0.02 loss per diluted share. For the full year 2017, net loss was $20.7 million, or $0.91 loss per diluted share, compared to $0.2 million, or $0.01 loss per diluted share for fiscal year 2016.

Non-GAAP measurements (defined in GAAP to Non-GAAP reconciliation tables in appendixes):

●	Net collected revenues increased 17% over the fourth quarter 2016 and 1% over fiscal year 2016;
●

Net collected rental revenues for the fourth quarter of 2017 were $14.7 million, an increase of 12%, compared to the same 2016 period’s $13.1 million. For the full year of 2017, net collected rental revenues were $55.4 million, a decrease of 2%, compared to 2016 of $56.6 million;

●

Adjusted EBITDA (“AEBITDA”) increased 14% to $3.3 million with a margin of 17.6% compared to the fourth quarter 2016. AEBITDA declined 10% to $11.7 million with a margin of 16.4% compared to fiscal year 2016;

●	Net debt at December 31, 2017 was $25.5 million, a decrease of $3.8 million compared to the third quarter of 2017 and a decrease of $8.5 million for the full year of 2017 compared to the end of 2016.

Management Discussion

Gregg Lehman, executive chairman of the board, said, “We made significant progress in 2017 in repositioning the business and setting the stage for enhanced financial performance in 2018 and in the years to come. This is a testament to the leadership team and all the employees for their dedication and commitment to drive operational excellence throughout the Company. I am confident in our new CEO, Rich DiIorio, and strongly believe he and his leadership team will continue to improve on our operational metrics and drive value for our shareholders.”

Rich DiIorio, chief executive officer of InfuSystem, said, “During the second half of 2017, the management team shifted the focus to improving operations, reducing costs, and paying down debt. The Company reduced net debt (a non-GAAP financial measure) an additional $3.8 million during the fourth quarter of 2017 and $8.5 million for all of 2017.”

“After my appointment as CEO in November 2017, the team continued the focus on operational improvements and I am very pleased to report substantial progress. Most notably, for 2017, we increased our third-party payor networks to 520, a 15% increase compared to 2016, and improved our cash collections from our direct facility billing for Medicare patients. The substantial improvement in cash collections for our direct facility billing helped contribute to an overall decrease in the provision for doubtful accounts.”

“After a comprehensive review and evaluation of our IT projects and expenditures, we redirected resources to those programs and services where we believe the Company can get the best return on investment. As a result, IT spending (both capitalized and uncapitalized) was reduced during the second half of the year. After review of our capitalized IT projects, we recorded an impairment charge of $1.0 million.”

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“The Company’s management team has built momentum and are excited about carrying this momentum into 2018. We expect that better collection efforts, more efficient use of our pump fleet, and reduced capital expenditures will provide for continued generation of strong cash flow,” concluded Mr. DiIorio.

Stock Repurchase Program

Reflecting the Company’s much improved financial position and cash-generating capabilities, the Company’s Board of Directors has approved a stock repurchase program authorizing the Company to repurchase up to one million shares of the Company’s outstanding stock. The repurchase program will be subject to market conditions, the periodic capital needs of the Company’s operating activities, and the continued satisfaction of all covenants under the Company’s existing credit agreement. Repurchases under the program may take place in the open market or in privately negotiated transactions, and may be made under a Rule 10b5-1 plan. The repurchase program does not obligate the Company to repurchase shares and may be suspended, terminated, or modified at any time.

Fourth Quarter Results

Net revenues for the quarter ended December 31, 2017 were $18.9 million, an increase of $2.0 million, compared to the same prior year period net revenues of $16.9 million, due to an increase in product sales of $1.0 million, or 51%, and an increase in rentals of $1.0 million, or 7%.

Gross profit for the fourth quarter of 2017 was $11.3 million, an increase of 6%, compared to $10.7 million for the same prior year period. Gross profit, as a percentage of net revenues, equaled 60% of total net revenues in the fourth quarter of 2017, compared to 63% in 2016 comparable quarter.

Provision for doubtful accounts (“Bad Debt”) for the quarter ended December 31, 2017 was $1.2 million, a decrease of $0.5 million, compared to the same period in 2016. Bad Debt was 6% of revenues for the fourth quarter of 2017 compared to 10% for the same 2016 period.

Net loss increased from $0.5 million, or $0.02 loss per diluted share, in the fourth quarter of 2016, to $18.0 million, or $0.79 loss per diluted share, for the fourth quarter of 2017. Adjusted net loss (a non-GAAP financial measure) was $0.7 million, or $0.03 loss per diluted share, compared to adjusted net loss of $0.1 million, or $0.01 loss per diluted share, in the same prior year period.

For the three months ended December 31, 2017, AEBITDA (a non-GAAP financial measure) increased $0.4 million, or 14% to $3.3 million, compared to $2.9 million in the same prior year period.

As of December 31, 2017, the Company had cash and cash equivalents of $3.5 million and $9.2 million of net availability on its revolving credit facility compared to $0.8 million of cash and cash equivalents and $9.8 million of availability on its revolving credit facility as of September 30, 2017. Net Debt (a non-GAAP financial measure) as of December 31, 2017 was $25.5 million compared to $29.3 million as of September 30, 2017.

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Full Year 2017 Results

Net revenues for the fiscal year ended December 31, 2017 were $71.1 million, which was an increase compared to the prior year’s net revenues of $70.5 million, primarily due to an increase in Product Sales of 21% offset by a decrease in rentals of 2%.

Net loss for the year increased from $0.2 million, or $0.01 loss per diluted share, to a net loss of $20.7 million, or $0.91 loss per diluted share. Adjusted net loss (a non-GAAP financial measure) was $2.2 million, or $0.10 loss per diluted share, compared to adjusted net income of $0.6 million, or $0.02 income per diluted share, in the same prior year period.

For the twelve months ended December 31, 2017, AEBITDA (a non-GAAP financial measure), decreased $1.3 million, or 10% to $11.7 million, compared to $13.0 million in the same prior year period.

As of December 31, 2017, the Company had cash and cash equivalents of $3.5 million and $9.2 million of net availability on its revolving credit facility compared to $3.4 million of cash and cash equivalents and $9.9 million of availability on its revolving credit facility as of December 31, 2016. Net Debt (a non-GAAP financial measure) as of December 31, 2017 was $25.5 million compared to $34.0 million for the same 2016 period.

Chris Downs, interim chief financial officer, said, “During the fourth quarter of 2017, the Company recorded a “non-cash expense” valuation allowance, in the amount of $11.4 million, against our deferred tax assets to bring them to a level that it is more likely than not to be utilized. The Company also recorded a “non-cash expense” of $5.6 million for the cumulative effect of changes in the federal income tax rates from 34% to 21%, in determining deferred tax assets and liabilities recorded in connection with the 2017 Tax Act. Valuation allowances are established to reduce deferred tax assets to an amount that is more likely than not to be realized. The Company evaluated our deferred tax assets for recoverability during the fourth quarter of 2017, considering negative and positive evidence, including our historical financial performance, projections of future taxable income based on management’s approved business plans, and future reversals of existing taxable temporary differences, to arrive at this conclusion,” concluded Mr. Downs.

Conference Call

The Company will conduct a conference call for investors on Tuesday, March 13, 2018 at 10:00 a.m. Eastern Time to discuss fourth quarter and year end performance and results. Richard DiIorio, chief executive officer, Jan Skonieczny, chief operating officer, Christopher Downs, interim chief financial officer, and Trent Smith, chief accounting officer will discuss the Company’s financial performance and answer questions from the financial community. To participate in this call, please dial (877) 270-2148 or (412) 902-6510, or listen via a live internet webcast, which is available in the Investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call is available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10117729, through March 20, 2018.

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Non-GAAP Measures

This press release contains information prepared in conformity with GAAP as well as non-GAAP financial information. The Company believes that the non-GAAP financial measures presented in this press release provide useful information to the Company's management, investors, and other interested parties about the Company's operating performance because they allow them to understand and compare the Company's operating results during the current periods to the prior year periods in a more consistent manner. It is management’s intent to provide non-GAAP financial information in order to enhance readers’ understanding of its consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the corresponding GAAP financial measures are presented so as to not imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. Additional information about non-GAAP financial measures and a reconciliation of those measures to the most directly comparable GAAP measures are included later in the appendixes attached in this release.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and also operates Centers of Excellence in Michigan, Kansas, California, Texas, Georgia and Ontario, Canada. The Company’s stock is traded on the NYSE American LLC under the symbol INFU.

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Forward-Looking Statements

The financial results in this press release reflect preliminary results, which are not final until the Company's Form 10-K for the year ended December 31, 2017 is filed. In addition, certain statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “strategy,” “future,” “likely,” variations of such words, and other similar expressions, as they relate to the Company, are intended to identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements include statements relating to future actions, business plans, objectives and prospects, future operating or financial performance, including the preliminary financial results contained in this press release. In connection with the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, the Company is identifying certain factors that could cause actual results to differ, perhaps materially, from those indicated by these forward-looking statements. Those factors, risks and uncertainties include, but are not limited to, the potential changes in overall healthcare reimbursement, including Centers for Medicaid and Medicare Services (“CMS”) competitive bidding and fee schedule reductions, sequestration, concentration of customers, increased focus on early detection of cancer, competitive treatments, dependency on Medicare Supplier Number, availability of chemotherapy drugs, global financial conditions, changes and enforcement of state and federal laws, natural forces, competition, dependency on suppliers, risks in acquisitions & joint ventures, U.S. Healthcare Reform, relationships with healthcare professionals and organizations, technological changes related to infusion therapy, the Company’s ability to implement information technology improvements and to respond to technological changes, dependency on websites and intellectual property, the ability of the Company to successfully integrate acquired businesses, dependency on key personnel, dependency on banking relations and the ability to comply with Credit Facility covenants, and other risks associated with its common stock, as well as any litigation to which the Company may be involved in from time to time; and other risk factors as discussed in the Company’s annual report on Form 10-K for the year ended December 31, 2016 and in other filings made by the Company from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q. Our annual report on Form 10-K is available on the SEC’s EDGAR website at www.sec.gov, and a copy may also be obtained by contacting the Company. All forward-looking statements made in this press release speak only as of the date hereof. We do not intend, and do not undertake any obligation, to update any forward-looking statements to reflect future events or circumstances after the date of such statements, except as required by law.

Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

FINANCIAL TABLES FOLLOW

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
(in thousands, except share and per share data)	2017	2016

ASSETS
Current Assets:
Cash and cash equivalents	$3,469	$3,398
Accounts receivable, less allowance for doubtful accounts of $6,514 and $4,989 at December 31, 2017 and 2016, respectively	11,385	11,581
Inventories	1,764	2,166
Other current assets	1,049	949
Deferred income taxes	-	2,675

Total Current Assets	17,667	20,769
Medical equipment held for sale or rental	1,567	1,642
Medical equipment in rental service, net of accumulated depreciation	23,369	28,036
Property & equipment, net of accumulated depreciation	1,633	1,997
		-
Intangible assets, net	24,514	31,239
Deferred income taxes	-	12,436
Other assets	131	225

Total Assets	$68,881	$96,344

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$5,516	$5,315
Capital lease liability, current	505	2,938
Current portion of long-term debt	3,039	5,314
Other current liabilities	3,414	2,872

Total Current Liabilities	12,474	16,439

Long-term debt, net of current portion	25,352	26,577
Capital lease liability, long-term	33	2,573
Deferred income taxes	62	-
Other long-term liabilities	7	66

Total Long-Term Liabilities	25,454	29,216

Total Liabilities	37,928	45,655

Stockholders’ Equity:
Preferred stock, $.0001 par value: authorized 1,000,000 shares; none issued	-	-
Common stock, $.0001 par value: authorized 200,000,000 shares; issued and outstanding 22,978,398 and 22,780,738, as of December 31, 2017, respectively, and issued and outstanding 22,867,335 and 22,669,675, as of December 31, 2016, respectively.	2	2
Additional paid-in capital	92,584	91,829
Retained deficit	(61,633)	(41,142)

Total Stockholders’ Equity	30,953	50,689

Total Liabilities and Stockholders’ Equity	$68,881	$96,344

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,

(in thousands, except share data)	2017	2016	2017	2016

Net revenues:
Rentals	$15,857	$14,840	$61,085	$62,210
Product sales	3,036	2,014	9,992	8,287
Net revenues	18,893	16,854	71,077	70,497

Cost of revenues:
Cost of revenues - Product, service and supply costs	4,755	3,893	18,367	16,206
Cost of revenues - Pump depreciation and loss on disposal	2,808	2,310	9,349	9,551
Gross profit	11,330	10,651	43,361	44,740

Selling, general and administrative expenses:
Provision for doubtful accounts	1,185	1,719	5,641	5,631
Amortization of intangibles	1,378	1,057	5,560	3,849
Asset impairment charges	993	-	993	-
Selling and marketing	2,336	2,028	9,779	9,657
General and administrative	6,749	6,301	25,200	24,629

Total selling, general and administrative:	12,641	11,105	47,173	43,766

Operating (loss) income	(1,311)	(454)	(3,812)	974

Other (expense) income:
Interest expense	(317)	(328)	(1,332)	(1,344)
Other (expense) income	(2)	(15)	(113)	6

Total other expense	(319)	(343)	(1,445)	(1,338)

Loss before income taxes	(1,630)	(797)	(5,257)	(364)
Income tax (expense) benefit	(16,364)	324	(15,450)	142

Net loss	$(17,994)	$(473)	$(20,707)	$(222)

Net loss per share:
Basic	$(0.79)	$(0.02)	$(0.91)	$(0.01)
Diluted	$(0.79)	$(0.02)	$(0.91)	$(0.01)
Weighted average shares outstanding:
Basic	22,780,737	22,667,488	22,739,651	22,617,901
Diluted	22,780,737	22,667,488	22,739,651	22,617,901

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended	Year Ended
	December 31,	December 31,
(in thousands)	2017	2016
OPERATING ACTIVITIES
Net loss	$(20,707)	$(222)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for doubtful accounts	5,641	5,631
Depreciation	6,963	6,895
Loss on disposal of medical equipment	207	641
Gain on sale of medical equipment	(1,797)	(1,231)
Amortization of intangible assets	5,560	3,849
Asset impairment charges	993	-
Amortization of deferred debt issuance costs	28	31
Stock-based compensation expense	682	462
Deferred income tax expense (benefit)	15,389	(240)
Changes in Assets - (Increase)/Decrease:
Accounts receivable	(5,445)	(4,589)
Inventories	402	(250)
Other current assets	(100)	(88)
Other assets	119	166
Changes in Liabilities - Increase/(Decrease):
Accounts payable and other liabilities	(352)	(3,146)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,583	7,909
INVESTING ACTIVITIES
Acquisitions	-	(370)
Purchases of medical equipment	(3,299)	(5,101)
Purchases of property and equipment	(104)	(168)
Purchases of intangible assets	(192)	(3,526)
Proceeds from sale of medical equipment	4,648	3,821
NET CASH PROVIDED BY (USED) IN INVESTING ACTIVITIES	1,053	(5,344)
FINANCING ACTIVITIES
Principal payments on term loans and capital lease obligations	(37,466)	(66,999)
Cash proceeds from bank loans and revolving credit facility	28,866	66,892
Debt Issuance Costs	(38)	(7)
Cash Proceeds - Stock Plans	131	204
Common stock repurchased to satisfy taxes on stock based compensation	(58)	(75)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(8,565)	15
Net change in cash and cash equivalents	71	2,580
Cash and cash equivalents, beginning of year	3,398	818
Cash and cash equivalents, end of year	$3,469	$3,398

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION

(UNAUDITED)

NET (LOSS) INCOME TO ADJUSTED NET LOSS:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2017	2016	2017	2016

GAAP net loss	$(17,994)	$(473)	$(20,707)	$(222)
Adjustments:
Stock compensation	232	128	682	462
Restatement costs	-	394	28	394
Early termination fees for capital leases	-	-	292	-
Strategic alternatives and other costs	160	-	160	304
Shareholder legal costs	-	-	200	-
Management reorganization	76	36	737	153
Income tax expense (benefit)	16,364	(324)	15,450	(142)
(Loss) income before income taxes - adjusted	$(1,162)	$(239)	$(3,158)	$949
Income tax (expense) benefit relating to adjustments (1)	453	97	931	(371)
Non-GAAP Adjusted Net (Loss) Income	$(709)	$(142)	$(2,227)	$578

RECONCILIATION OF GAAP NET LOSS PER DILUTED COMMON SHARE TO NON-GAAP ADJUSTED NET (LOSS) INCOME PER DILUTED COMMON SHARE

GAAP net loss per diluted common share:	$(0.79)	$(0.02)	$(0.91)	$(0.01)
Adjustments:
Stock compensation	0.01	0.01	0.03	0.02
Restatement costs	-	0.02	-	0.02
Early termination fees for capital leases	-	-	0.01	-
Strategic alternatives and other costs	0.01	-	0.01	0.01
Shareholder legal costs	-	-	0.01	-
Management reorganization	-	-	0.03	0.01
Income tax expense (benefit)	0.72	(0.01)	0.68	(0.01)
(Loss) income before income taxes - adjusted	$(0.05)	$(0.01)	$(0.14)	$0.04
Income tax (expense) benefit relating to adjustments (1)	0.02	0.00	0.04	(0.02)

Non-GAAP Net (Loss) Income per Diluted Common Share:	$(0.03)	$(0.01)	$(0.10)	$0.02
Weighted average shares outstanding:
Basic	22,780,737	22,667,488	22,739,651	22,617,901
Diluted	22,780,737	22,667,488	22,739,651	22,617,901

(1)

Rate used to calculate income tax benefit (expense) for the periods was the Company’s effective tax rate before adjustments of 39.02% and 40.65% for the fourth quarter of 2017 and 2016, respectively, and 29.48% and 39.09% for the full year of 2017 and 2016, respectively.

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET LOSS TO ADJUSTED EBITDA:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2017	2016	2017	2016

GAAP net revenues	$18,893	$16,854	$71,077	$70,497

GAAP net loss	(17,994)	(473)	(20,707)	(222)
Adjustments:
Interest expense	317	328	1,332	1,344
Income tax expense (benefit)	16,364	(324)	15,450	(142)
Depreciation	1,797	1,770	6,963	6,895
Asset impairment	993	-	993	-
Amortization	1,378	1,057	5,560	3,849

Non-GAAP EBITDA	$2,855	$2,358	$9,591	$11,724

Stock compensation	232	128	682	462
Restatement costs	-	394	28	394
Early termination fees for capital leases	-	-	292	-
Strategic alternatives and other costs	160	-	160	304
Shareholder legal costs	-	-	200	-
Management reorganization	76	36	737	153

Non-GAAP Adjusted EBITDA	$3,323	$2,916	$11,690	$13,037

Non-GAAP Adjusted EBITDA Margin	17.6%	17.3%	16.4%	18.5%

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET COLLECTED REVENUES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2017	2016	2017	2016

Net Revenues:
Rentals	$15,857	$14,840	$61,085	$62,210
Product sales	3,036	2,014	9,992	8,287

Total Net Revenues - GAAP	18,893	16,854	71,077	70,497

Adjustments:
Less: Provision for Doubtful Accounts	(1,185)	(1,719)	(5,641)	(5,631)

Non-GAAP total - Net Collected Revenues	$17,708	$15,135	$65,436	$64,866

NET COLLECTED RENTAL REVENUES

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(in thousands)	2017	2016	2017	2016

Net Revenues:
Rentals - GAAP	$15,857	$14,840	$61,085	$62,210

Adjustments:
Less: Provision for Doubtful Accounts	(1,185)	(1,719)	(5,641)	(5,631)

Non-GAAP total - Net Collected Rental Revenues	$14,672	$13,121	$55,444	$56,579

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INFUSYSTEM HOLDINGS, INC. AND SUBSIDIARIES

GAAP TO NON-GAAP RECONCILIATION (CONTINUED)

(UNAUDITED)

NET DEBT

	December 31,	September 30,	December 31,
(in thousands)	2017	2017	2016

Current Liabilities:
Captial lease liability	$505	$584	$2,938
Current portion of Long-term debt	3,039	2,849	5,314
Total Current Liabilities	3,544	3,433	8,252

Long-Term Liabilities:
Captial lease liability	33	101	2,573
Long-term debt	25,352	26,535	26,577
Total Long-term Liabilities	25,385	26,636	29,150

Total Current and Long-Term Liabilities - GAAP Debt	28,929	30,069	37,402

Adjustments:
Less: Cash and cash equivalents	(3,469)	(803)	(3,398)

Non-GAAP Total - Net Debt	$25,460	$29,266	$34,004

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